UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2024

Pursuit Attractions and Hospitality, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11015	36-1169950
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1401 17th Street Suite 1400
Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (602) 207-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Par Value	PRSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 3, 2025, Pursuit Attractions and Hospitality, Inc. ( “Pursuit” or the “Company”), as a borrower, and Brewster Inc., an Alberta corporation and a co-borrower, entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, and the other lenders named in the agreement (collectively, the “Lenders”). The Credit Agreement provides for a $200 million revolving credit facility (the “Revolving Credit Facility”), available in U.S. dollars, Canadian dollars, Euros and Pounds sterling, with a maturity of January 3, 2030. Proceeds from the Revolving Credit Facility will provide Pursuit with additional funds for operations, growth initiatives, acquisitions and other general corporate purposes. The applicable margin on loans made under the Revolving Credit Facility is determined by reference to a total net leverage ratio-based pricing grid.

The Credit Agreement contains representations, warranties and covenants customary for similar transactions. The Credit Agreement contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable), including, but not limited to: material incorrectness of a representation or warranty when made; nonpayment of principal or interest when due; breach of covenants or other terms; acceleration or default on other material indebtedness; unsatisfied ERISA and Canadian pension plan obligations beyond specified thresholds and other specified ERISA and Canadian pension plan events; unstayed material judgments; bankruptcy or insolvency events; change of control of Pursuit; and invalidation of any loan document. If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans under the Credit Agreement may be accelerated and the Lenders’ commitments may be terminated. The occurrence of a bankruptcy or insolvency event of default will result in the automatic termination of commitments and acceleration of outstanding loans under the Credit Agreement.

Other than in respect of the Credit Agreement, neither the Company, nor its affiliates, have any material relationships with the Lenders.

The description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is being filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

On December 31, 2024, in connection with the Transaction (as defined below), the Company terminated and repaid in full all outstanding obligations (approximately $393 million) due under that certain credit agreement, dated as of July 30, 2021, by and among the Company, certain subsidiaries of the Company as guarantors, Bank of America, N.A. as administrative agent and a lender, and other lenders party thereto (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Prior Credit Agreement”). In connection with the termination and repayment in full of all outstanding obligations under the Prior Credit Agreement, all related liens and security interests were terminated, discharged and released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 31, 2024 (the “Closing Date”), the Company completed the previously announced sale of its GES business (“GES”) to TL Voltron Purchaser, LLC, a Delaware limited liability company (“Buyer”), pursuant to the Equity Purchase Agreement (the “Purchase Agreement”), dated as of October 20, 2024 (such transaction, the “Transaction”). Pursuant to the Purchase Agreement, Buyer acquired GES for aggregate consideration of $535 million, consisting of a base purchase price of $510 million, subject to customary adjustments for cash, indebtedness, working capital and transaction expenses, each as set forth in the Purchase Agreement, and a deferred purchase price of $25 million payable by Buyer to the Company one year after the Closing Date.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 21, 2024.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements of Pursuit Attractions and Hospitality, Inc. (formerly known as Viad Corp), reflecting the disposition of GES pursuant to the Purchase Agreement, are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference:

•
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2024;
•
Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2024 and the years ended December 31, 2023, 2022 and 2021; and
•
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

(d) Exhibits

Exhibit Number	Description

10.1 #	Credit Agreement, dated January 3, 2025, by and among Pursuit Attractions and Hospitality, Inc. and the lenders party thereto.
99.1	Pursuit Attractions and Hospitality, Inc. (formerly known as Viad Corp) Unaudited Pro Forma Condensed Consolidated Financial Information.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

# Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pursuit Attractions and Hospitality, Inc.
(Registrant)

Date: January 7, 2025	By:	/s/ Leslie S. Striedel
Leslie S. Striedel
	Title:	Chief Accounting Officer